UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2012

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                      Entry Into  a Material Definitive Agreement

The disclosure set forth in Item 2.01 below is incorporated by reference herein.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On February 6, 2012, Kenexa Corporation, a Pennsylvania corporation (the “Company”), completed its acquisition of OutStart, Inc., a Delaware corporation (“OutStart”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 31, 2012, by and among the Company, Striper Merger Sub, Inc., a Delaware corporation and indirect, wholly owned subsidiary of the Company (the “Purchaser”), OutStart, and the Securityholder Representative (as defined in the Merger Agreement).

Pursuant to the Merger Agreement, the Company acquired OutStart through the merger of Purchaser with and into OutStart (the “Merger”).  As a result of the Merger, the separate corporate existence of Purchaser ended, and OutStart is now an indirect, wholly owned subsidiary of the Company.  At the effective time of the Merger, all of the issued and outstanding shares of capital stock of OutStart, other than shares held by a stockholder of OutStart who demands and perfects appraisal rights, were cancelled and converted into the right to receive cash payments determined in accordance with the Merger Agreement.  Using cash on hand, the Company paid $38.9 million, subject to working capital and other adjustments described in the Merger Agreement, to acquire OutStart.  Of that amount, $4.25 million will be held in escrow to satisfy certain indemnity claims that the Company may make against the stockholders of OutStart in accordance with the terms of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the parties. Certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Purchaser and OutStart, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement do not necessarily constitute the actual state of facts about the Company, Purchaser and OutStart.

The Company’s obligation to consummate the Merger was subject to customary conditions, including, among other things: (1) that no pending legal action existed at the time of Closing that was reasonably expected to restrain, prohibit or invalidate the transactions contemplated by the Merger Agreement; and (2) the Merger Agreement had been approved by a minimum number of stockholders, including holders of at least 95% of OutStart’s outstanding capital stock and employees holding at least 90% of all outstanding capital stock held by employees of OutStart.  All conditions to closing, including those described above, were fulfilled prior to the closing of the Merger.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.02      Results of Operations and Financial Condition

The information in this Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On February 6, 2012, Kenexa Corporation, a Pennsylvania corporation (“KNXA”) announced its financial results for the fourth quarter ended December 31, 2011, the closing of its acquisition of OutStart and certain other information. A copy of Kenexa’s press release announcing these financial results, the closing of the OutStart acquisition and certain other information is attached hereto as Exhibit 99.1.  A copy of Kenexa's earnings release script is attached hereto as Exhibit 99.2.

Item 9.01                      Financial Statement and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date that the disclosure contained in Item 2.01 of this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date that the disclosure contained in Item 2.01 of this Current Report on Form 8-K is required to be filed.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 31, 2012, by and among Kenexa Corporation, Striper Merger Sub, Inc., OutStart, Inc. and the Securityholder Representative (as defined therein).
99.1	Press Release, entitled “Kenexa Announces Financial Results for Fourth Quarter and Full Year 2011,” issued by the company on February 6, 2012.
99.2	Kenexa Fourth Quarter Results Conference Call Script: February 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA CORPORATION

Date: February 6, 2012	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 31, 2012, by and among Kenexa Corporation, Striper Merger Sub, Inc., OutStart, Inc. and the Securityholder Representative (as defined therein).
99.1	Press Release, entitled “Kenexa Announces Financial Results for Fourth Quarter and Full Year 2011,” issued by the company on February 6, 2012.
99.2	Kenexa Fourth Quarter Results Conference Call Script: February 6, 2012